UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2006 (February 24, 2006)

COMSTOCK HOMEBUILDING COMPANIES, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR
RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (703) 883-1700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)                                  Effective February 28, 2006 (the “Effective Date”), Mr. Gary Martin, a member of the Board of Directors of Comstock Homebuilding Companies, Inc. (the “Company”) and Chairman of the Compensation Committee of the Board of Directors resigned from the Board of Directors for personal reasons. He did not have any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The resignation was effective as of the Effective Date.

(d)                                 The independent members of the Company’s Board of Directors nominated and appointed Norman D. Chirite to be a Class II independent director of the Company, effective as of March 1, 2006. Mr. Chirite will also serve as a member of the Company’s Compensation Committee. Mr. Chirite succeeds Mr. Martin and shall serve the remainder of Mr. Martin’s term on the Company’s Board of Directors, which term shall expire at the 2006 Annual Meeting of the Company’s stockholders, scheduled to be held on June 1, 2006.

Mr. Chirite, age 44, currently serves as the Corporate Development Advisor of Ventiv Health, Inc., a provider of late-stage clinical, sales, marketing and compliance solutions to pharmaceutical and biotechnology companies and previously served as Executive Vice President and General Counsel of the Washington Redskins from August 2002 until October 2005. From May 2001 until July 2002, he served as Managing Director of Counsel Corporation, an investment holding company, and from November 2000 until May 2001, he served as General Counsel of Convergence Holdings Corp., a marketing services company. Prior to that, Mr. Chirite was a partner at Weil, Gotshal & Manges LLP, an international law firm based in New York City, where he practiced corporate law from 1987 until 2000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2006

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
Jubal R. Thompson
General Counsel and Secretary